                                                           Exhibit No. 28(ii)(b)


                                FORM 11-K


                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

(Mark One)

[X]  ANNUAL REPORT PURSUANT TO SECTION 15(D) OF THE SECURITIES
     EXCHANGE ACT OF 1934

For the fiscal year ended             September 30, 1994
                          --------------------------------------------------

                                      OR

[ ] TRANSITION REPORT PURSUANT TO SECTION 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from ____________________ to _______________________

Commission file number                         1-2116
                       -------------------------------------------------------





               RETIREMENT SAVINGS PLAN FOR HOURLY-PAID EMPLOYEES
                      OF ARMSTRONG WORLD INDUSTRIES, INC.
                            (Full title of the Plan)














                        ARMSTRONG WORLD INDUSTRIES, INC.
                         Liberty and Charlotte Streets
                         Lancaster, Pennsylvania  17604
               (Name of issuer of the securities held pursuant to
          the Plan and the address of its principal executive office)

                                                                 Page No.
                                                                 -------

Item 1.  Statements of Net Assets                                    4
         ------------------------

         September 30, 1994 and 1993


Item 2.  Statements of Changes in Plan Equity                        5-7
         ------------------------------------

         (a)  Year ended September 30, 1994
         (b)  Year ended September 30, 1993
         (c)  Year ended September 30, 1992



Notes to Financial Statements                                        8-11
- -----------------------------

Item 3.  Independent Auditors' Report                               12
         ----------------------------


Exhibits
- --------

24.  Consent of Independent Auditors

                                   SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, the members of the committee constituting the administrator which administers the plan have duly caused this annual report to be signed by the undersigned hereunto duly authorized.


                               RETIREMENT SAVINGS PLAN FOR HOURLY-PAID
                               EMPLOYEES OF ARMSTRONG WORLD INDUSTRIES, INC.



March 24, 1995                 By:     /s/ E. Allen Deaver
                                  -------------------------------------------
                                  E. Allen Deaver
                                  Chairman of the Retirement Committee

               RETIREMENT SAVINGS PLAN FOR HOURLY-PAID EMPLOYEES
                      OF ARMSTRONG WORLD INDUSTRIES, INC.
                            Statements of Net Assets
                          September 30, 1994 and 1993


                                      1994

                             Commingled   Specialized     Money     Fixed Income   Armstrong      "OTC"         Asset
                             Equity Fund  Equity Fund  Market Fund      Fund       Stock Fund  Portfolio Fd  Manager Fund
                             -----------  -----------  -----------  ------------   ----------  ------------  ------------
Assets:

Investments in master
 trust at fair value
 (note 3)                     $4,339,507   $8,048,324   $388,854    $46,899,355    $7,897,890    $451,130      $665,191
                              ----------   ----------   --------    -----------    ----------    --------      --------
  Total assets                $4,339,507   $8,048,324   $388,854    $46,899,355    $7,897,890    $451,130      $665,191
                              ----------   ----------   --------    -----------    ----------    --------      --------
Plan equity                   $4,339,507   $8,048,324   $388,854    $46,899,355    $7,897,890    $451,130      $665,191
                              ==========   ==========   ========    ===========    ==========    ========      ========


                              Asset Mgr.   Asset Mgr.        Loan
                             Income Fund   Growth Fund   Portfolio Fund     Total
                             -----------   -----------   --------------     -----
Assets:

Investments in master
 trust at fair value
 (note 3)                     $79,890       $813,150       $1,899,989     $71,483,280
                              -------       --------       ----------     -----------
  Total assets                $79,890       $813,150       $1,899,989     $71,483,280
                              -------       --------       ----------     -----------
Plan equity                   $79,890       $813,150       $1,899,989     $71,483,280
                              =======       ========       ==========     ===========

                                                              1993

                             Commingled   Specialized     Money     Fixed Income   Armstrong      "OTC"         Asset
                             Equity Fund  Equity Fund  Market Fund      Fund       Stock Fund  Portfolio Fd  Manager Fund
                             -----------  -----------  -----------  ------------   ----------  ------------  ------------
Assets:

Investments in master
 trust at fair value
 (note 3)                     $4,608,160   $6,627,445   $346,871    $43,948,437    $7,788,330    $134,271      $    190
                              ----------   ----------   --------    -----------    ----------    --------      --------
  Total assets                $4,608,160   $6,627,445   $346,871    $43,948,437    $7,788,330    $134,271      $    190
                              ----------   ----------   --------    -----------    ----------    --------      --------
Plan equity                   $4,608,160   $6,627,445   $346,871    $43,948,437    $7,788,330    $134,271      $    190
                              ==========   ==========   ========    ===========    ==========    ========      ========

                              Asset Mgr.   Asset Mgr.        Loan
                             Income Fund   Growth Fund   Portfolio Fund     Total
                             -----------   -----------   --------------     -----
Assets:

Investments in master
 trust at fair value
 (note 3)                     $    --       $     97       $1,539,245     $64,993,046
                              -------       --------       ----------     -----------
  Total assets                $    --       $     97       $1,539,245     $64,993,046
                              -------       --------       ----------     -----------
Plan equity                   $    --       $     97       $1,539,245     $64,993,046
                              =======       ========       ==========     ===========


See accompanying notes to financial statements.

               RETIREMENT SAVINGS PLAN FOR HOURLY-PAID EMPLOYEES
                      OF ARMSTRONG WORLD INDUSTRIES, INC.
                     Statements of Changes in Plan Equity
                Years Ended September 30, 1994, 1993, and 1992


                                     1994

                                Commingled   Specialized     Money     Fixed Income     Armstrong      "OTC"         Asset
                                Equity Fund  Equity Fund  Market Fund      Fund        Stock Fund   Portfolio Fd  Manager Fund
                                -----------  -----------  -----------  ------------   ------------  ------------  ------------
Plan equity at October 1, 1993  $4,608,160   $6,627,445    $346,871    $43,948,437    $ 7,788,330     $134,271      $    190
                                ----------   ----------    --------    -----------    -----------     --------      --------

Increases in plan equity:
  Contributions                    383,985    1,144,906      99,580      4,053,152        675,730       87,560        73,860
  Dividends                        165,531      706,720      16,055             --        222,608       11,999        32,291
  Interest                           7,280       18,246       3,130      3,314,709         15,090        1,412         1,530

  Realized gain(loss) on
   investments (note 3)            179,572       41,311          --             --        438,241       (3,025)       (5,237)
  Loan activity, net               (60,846)     (77,982)    (11,591)      (124,939)       (62,210)      (4,979)      (26,984)
                                ----------   ----------    --------    -----------    -----------     --------      --------
                                   675,522    1,833,201     107,174      7,242,922      1,289,459       92,967        75,460
                                ----------   ----------    --------    -----------    -----------     --------      --------

Decreases in plan equity:
  Unrealized depreciation of
  investments                     (194,915)    (851,126)         --             --        (90,070)     (11,375)      (30,988)
  Benefits paid (note 4)          (361,954)    (206,174)    (23,618)    (3,156,290)      (294,971)      (1,171)       (4,777)
  Transfers (to) from other
   employee benefit plans of
   Armstrong World Industries,
   Inc.                             (7,221)      (6,518)        (21)        11,772        (25,274)          --            --

  Interfund transfers, net        (380,085)     651,496     (41,552)    (1,147,486)      (769,584)     236,438       625,306
                                ----------   ----------    --------    -----------    -----------     --------      --------
                                  (944,175)    (412,322)    (65,191)    (4,292,004)    (1,179,899)     223,892       589,541
                                ----------   ----------    --------    -----------    -----------     --------      --------
Plan equity at September 30,
 1994                           $4,339,507   $8,048,324    $388,854    $46,899,355    $ 7,897,890     $451,130      $665,191
                                ==========   ==========    ========    ===========    ===========     ========      ========

                                 Asset Mgr.   Asset Mgr.        Loan
                                Income Fund   Growth Fund   Portfolio Fund     Total
                                -----------   -----------   --------------     -----
Plan equity at October 1, 1993  $      --      $     97      $1,539,245      $64,993,046
                                  -------      --------      ----------      -----------

Increases in plan equity:
  Contributions                    13,085       104,853              --        6,636,711
  Dividends                         3,137        14,234              --        1,172,575
  Interest                            363         1,727              --        3,363,487

  Realized gain(loss) on
   investments (note 3)              (593)       (4,889)             --          645,380
  Loan activity, net              (13,265)       (8,847)        391,643               --
                                  -------      --------      ----------      -----------
                                    2,727       107,078         391,643       11,818,153
                                  -------      --------      ----------      -----------

Decreases in plan equity:
  Unrealized depreciation of
  investments                      (2,941)      (16,454)             --       (1,197,869)
  Benefits paid (note 4)               --       (22,934)             --       (4,071,889)
  Transfers (to) from other
   employee benefit plans of
   Armstrong World Industries,
   Inc.                                --            --         (30,899)         (58,161)

  Interfund transfers, net         80,104       745,363              --               --
                                  -------      --------      ----------      -----------
                                   77,163       705,975         (30,899)      (5,327,919)
                                  -------      --------      ----------      -----------
Plan equity at September 30,
 1994                             $79,890      $813,150      $1,899,989      $71,483,280
                                  =======      ========      ==========      ===========

See accompanying notes to financial statements.                      (Continued)

               RETIREMENT SAVINGS PLAN FOR HOURLY-PAID EMPLOYEES
                      OF ARMSTRONG WORLD INDUSTRIES, INC.
                Statements of Changes in Plan Equity, Continued


                                     1993



                                Commingled   Specialized     Money     Fixed Income     Armstrong      "OTC"         Asset
                                Equity Fund  Equity Fund  Market Fund      Fund        Stock Fund   Portfolio Fd  Manager Fund
                                -----------  -----------  -----------  ------------   ------------  ------------  ------------
Plan equity at October 1, 1992  $4,386,260   $4,477,432    $294,327    $39,221,724     $5,092,760     $     --     $      --
                                ----------   ----------    --------    -----------     ----------     --------     ---------
Increases in plan equity:
  Contributions                    432,882      796,749      81,475      4,030,031        702,836       29,497           190
  Dividends                        142,358      617,693      10,820             --        214,445        9,814            --
  Interest                           7,356       11,427       3,128      3,318,955         13,284          374            --

  Realized gain(loss) on
   investments (note 3)            158,379       48,725          --             --         (1,959)        (310)           --
  Unrealized appreciation
   (depreciation) of investments   224,275      814,731          --             --      2,214,920       (1,656)           --
  Loan activity, net               (79,125)     (92,389)    (16,984)      (236,907)       (22,946)       1,707            --
                                ----------   ----------    --------    -----------     ----------     --------     ---------

                                   886,125    2,196,936      78,439      7,112,079      3,120,580       39,426           190
                                ----------   ----------    --------    -----------     ----------     --------     ---------

Decreases in plan equity:
  Benefits paid (note 4)          (308,376)    (107,764)    (40,716)    (2,749,830)      (216,767)        (331)           --
  Transfers (to) from other
   employee benefit plans of
   Armstrong World Industries,
   Inc.                             (1,181)      (3,817)         --        (13,784)       (10,008)          --            --
  Interfund transfers, net        (354,668)      64,658      14,821        378,248       (198,235)      95,176            --
                                ----------   ----------    --------    -----------     ----------     --------     ---------

                                  (664,225)     (46,923)    (25,895)    (2,385,366)      (425,010)      94,845            --
                                ----------   ----------    --------    -----------     ----------     --------     ---------

Plan equity at September 30,
 1993                           $4,608,160   $6,627,445    $346,871    $43,948,437     $7,788,330     $134,271     $     190
                                ==========   ==========    ========    ===========     ==========     ========     =========

                                 Asset Mgr.        Loan
                                Growth Fund   Portfolio Fund     Total
                                -----------   --------------     -----
Plan equity at October 1, 1992   $      --     $ 1,103,257     $54,575,760
                                 ---------     -----------     -----------
Increases in plan equity:
  Contributions                        97               --       6,073,757
  Dividends                            --               --         995,130
  Interest                             --               --       3,354,524

  Realized gain(loss) on
   investments (note 3)                --               --         204,835
  Unrealized appreciation
   (depreciation) of investments       --               --       3,252,270
  Loan activity, net                   --          446,644              --
                                 ---------     -----------     -----------

                                       97          446,644      13,880,516
                                 ---------     -----------     -----------
Decreases in plan equity:
  Benefits paid (note 4)               --               --      (3,423,784)
  Transfers (to) from other
   employee benefit plans of
   Armstrong World Industries,
   Inc.                                --          (10,656)        (39,446)
  Interfund transfers, net             --               --              --
                                 ---------     -----------     -----------
                                       --          (10,656)     (3,463,230)
                                 ---------     -----------     -----------

Plan equity at September 30,
 1993                            $     97      $ 1,539,245     $64,993,046
                                 =========     ===========     ===========

See accompanying notes to financial statements.                     (Continued)

               RETIREMENT SAVINGS PLAN FOR HOURLY-PAID EMPLOYEES
                      OF ARMSTRONG WORLD INDUSTRIES, INC.
                Statements of Changes in Plan Equity, Continued

                                     1992

                                   Commingled    Specialized     Money      Fixed Income   Armstrong          Loan
                                   Equity Fund   Equity Fund  Market Fund       Fund       Stock Fund   Portfolio Fund     Total
                                   -----------   -----------  -----------   ------------   ----------   --------------     -----
Plan equity at October 1, 1991    $3,758,041     $3,502,807    $ 352,878    $34,293,818     $5,107,265    $  761,699    $47,776,508
                                  ----------     ----------    ---------    -----------     ----------    ----------    -----------
Increases in plan equity:
  Contributions                      429,830        640,502       63,402      3,779,889        748,535            --      5,662,158
  Dividends                          157,950        515,922       14,162             --        190,073            --        878,107
  Interest                             5,164          8,723        2,845      3,275,530         13,178            --      3,305,440

  Realized gain(loss) on
   investments (note 3)               57,980         81,125           --             --          5,813            --        144,918
  Loan activity, net                 (62,676)       (74,436)     (13,006)      (186,602)       (25,410)      362,130             --
  Transfers from other
   employee benefit plans of
   Armstrong World Industries,
    Inc.                                  --             --          700            818             --            --          1,518
                                  ----------     ----------    ---------    -----------     ----------    ----------    -----------

                                     588,248      1,171,836       68,103      6,869,635        932,189       362,130      9,992,141
                                  ----------     ----------    ---------    -----------     ----------    ----------    -----------

Decreases in plan equity:
  Unrealized appreciation
   (depreciation) of
   investments                       203,794       (238,412)          --             --       (566,379)           --       (600,997)
  Benefits paid (note 4)            (162,993)      (176,350)     (24,291)    (2,080,111)      (127,575)      (20,572)    (2,591,892)

  Interfund transfers, net              (830)       217,551     (102,363)       138,382       (252,740)           --             --
                                  ----------     ----------    ---------    -----------     ----------    ----------    -----------

                                      39,971       (197,211)    (126,654)    (1,941,729)      (946,694)      (20,572)    (3,192,889)
                                  ----------     ----------    ---------    -----------     ----------    ----------    -----------

Plan equity at September 30,
 1992                             $4,386,260     $4,477,432    $ 294,327    $39,221,724     $5,092,760    $1,103,257    $54,575,760
                                  ==========     ==========    =========    ===========     ==========    ==========    ===========


See accompanying notes to financial statements.

               RETIREMENT SAVINGS PLAN FOR HOURLY-PAID EMPLOYEES
                      OF ARMSTRONG WORLD INDUSTRIES, INC.

                         Notes to Financial Statements

(1)  Summary of Significant Accounting Policies
     ------------------------------------------

     (a)  Basis of Presentation

          The accompanying financial statements have been prepared on the accrual basis.

     (b)  Investments in Master Trust
          ---------------------------

          The fair value of the commingled equity, specialized equity, over-the-counter portfolio, and Asset Manager funds is based on the underlying market value of the investments. The money market fund is stated at cost which approximates fair value. The fixed income fund is stated at contract value which represents contributions plus interest at the contract rate, less benefits paid. The value of the Armstrong stock fund is based on quoted market price. The value of the loan portfolio fund represents the unpaid principal of employee loans.

          Securities transactions are recognized on the settlement date (the date on which payment for a buy or sell order is made or received), since adjustment to a trade-date basis would not be material. Dividend income is recorded on the ex-dividend date.

          Realized gains and losses on investments are determined by the average cost method.

     (c)  Expenses
          --------

          All legal, accounting and administrative expenses associated with Plan operations are paid by the Company.

(2)  Plan Description
     ----------------

     Armstrong World Industries, Inc. (the Company) has adopted the Retirement Savings Plan for Hourly-Paid Employees of Armstrong World Industries, Inc. (the Plan). The Plan is a defined contribution plan established for the purpose of providing to eligible hourly-paid employees a means for long-term savings intended for the accumulation of retirement income in addition to that provided under other retirement plans maintained for the benefit of employees.

     During the Plan year ended September 30, 1993, four investment options were added to the Plan. Effective January 1, 1993, an over-the-counter portfolio mutual fund was made available for participant investment and, effective September 1, 1993, three Asset Manager mutual funds became investment options.

     Participants may elect to make contributions to the Plan in each of the following methods:

     1. Up to 15% of their before-tax compensation, as deferred compensation as permitted under Section 401(k) of the Internal Revenue Code.

     2. Up to 10% of their after-tax compensation.

     Separate accounts are maintained for contributions made by or on behalf of a participant. The accounts in each fund reflect the participants' contributions together with dividends, interest, other income, and realized and unrealized gains and losses allocated thereon.

     Participants have an immediate 100 percent vested interest with respect to their contributions and are fully vested with regard to any previously made matching company contributions.

               RETIREMENT SAVINGS PLAN FOR HOURLY-PAID EMPLOYEES
                      OF ARMSTRONG WORLD INDUSTRIES, INC.

                  Notes to Financial Statements, (Continued)

(3)  Investments in Master Trust
     ---------------------------

     Assets are held in a Master Trust administered by Fidelity Management Trust Co., as Trustee, and are segregated into nine investment options: a commingled equity mutual fund (Fidelity U.S. Equity Index Portfolio), a specialized equity mutual fund (Fidelity Magellan), a money market mutual fund (Fidelity Return Money Market Portfolio), three Asset Manager mutual funds, an over-the-counter mutual fund (OTC Portfolio Fund), a fixed income fund, and an Armstrong stock fund. The Plan utilizes the Trustee and associated investment managers to direct investment activity. The Plan participates in all nine investment alternatives.

The following is a description of the investment funds to which Plan participants can elect to allocate their contributions.

1. Commingled Equity Fund - This fund is principally a portfolio of common stocks constructed and maintained with the objective of providing investment results which approximate the overall performance of the common stocks included in the Standard & Poor's Composite Index of 500 stocks. At September 30, 1994, there were 464 active participants in this investment fund.

2. Specialized Equity Fund - This fund invests in common stocks of companies having substantial growth prospects as determined by independent investment managers. At September 30, 1994, there were 839 active participants in this investment fund.

3. Money Market Fund - This fund invests in short-term (less than one year maturity) fixed income instruments such as U.S. Treasury Bills, bank certificates of deposit, and high grade commercial paper. At September 30, 1994, there were 152 active participants in this investment fund.

4. Fixed Income Fund - Contributions to this fund are invested in the general accounts of insurance companies and are credited at contracted interest rates. At September 30, 1994, the interest rates ranged between 5.69% and 12.00%. Invested principal and accumulated interest amounts are guaranteed against loss by the insurance company. At September 30, 1994, there were 2,503 active participants in this investment fund.

5. Armstrong Stock Fund - Amounts invested in this fund, along with dividend earnings thereon, are invested in Armstrong common stock. At September 30, 1994, there were 1,715 active participants in this investment fund. Common stock shares held by the fund at September 30, 1994 and 1993 were 182,060 and 187,107, respectively.

6. OTC Portfolio Fund - This fund invests in securities traded in the over-the-counter securities market with the objective of maximizing capital appreciation. Over-the-counter securities include common and preferred stocks, securities convertible into common stock, warrants, and debt instruments. At September 30, 1994, there were 87 active participants in this investment fund.

7. Asset Manager Fund - An asset allocation fund which invests in a portfolio of stocks, bonds, and short-term instruments. The fund has a balanced investment strategy with a goal of high total return with reduced risk over the long term. At September 30, 1994, there were 81 active participants in this investment fund.

8. Asset Manager Income Fund - An asset allocation fund which invests in a diversified portfolio of stocks, bonds, and short-term instruments. The fund has a conservative investment strategy focusing on bonds and short-term instruments to achieve a high level of current income and capital preservation. At September 30, 1994, there were 16 active participants in this investment fund.

9. Asset Manager Growth Fund - An asset allocation fund invested in a diversified mix of stocks, bonds, and short-term instruments. The fund's investment strategy is an aggressive one emphasizing stocks with the goal of maximum total return over the long term. At September 30, 1994, there were 119 active participants in this investment fund.

               RETIREMENT SAVINGS PLAN FOR HOURLY-PAID EMPLOYEES
                      OF ARMSTRONG WORLD INDUSTRIES, INC.

                  Notes to Financial Statements, (Continued)



10. Loan Portfolio Fund - The amount in this fund represents the unpaid principal balances of loans made by Plan participants in accordance with established loan provision guidelines. At September 30, 1994, there were 1,009 loans outstanding.

The following table presents the cost and fair values of the investments in securities of the Master Trust at September 30, 1994 and 1993:

                                September 30, 1994        September 30, 1993
                                ------------------        ------------------
      Investment                    Cost   Fair Value         Cost  Fair Value
      ----------                    ----   ----------         ----  ----------
     Commingled equity       $ 3,471,594  $ 4,339,507  $ 3,545,332  $ 4,608,160
     Specialized equity        7,621,159    8,048,324    5,349,154    6,627,445
     Money market                388,854      388,854      346,871      346,871
     Fixed income             46,899,355   46,899,355   43,948,437   43,948,437
     Armstrong stock           6,418,193    7,897,890    6,218,563    7,788,330
     OTC portfolio               464,161      451,130      135,927      134,271
     Asset manager               696,179      665,191          190          190
     Asset manager income         82,831       79,890           --           --
     Asset manager growth        829,604      813,150           97           97
     Loan portfolio            1,899,989    1,899,989    1,539,245    1,539,245
                             -----------  -----------  -----------  -----------
                             $68,771,919  $71,483,280  $61,083,816  $64,993,046
                             ===========  ===========  ===========  ===========

The amounts of realized gain (loss) on investments in securities of the Master Trust for the years ended September 30, 1994, 1993, and 1992 are presented below:

                                    Aggregate       Aggregate         Realized
                                    ---------       ---------         --------
           1994                      Proceeds            Cost       Gain (Loss)
           ----                     ---------            ----       ----------
     Commingled equity             $  878,672      $  699,100         $179,572
     Specialized equity             2,458,673       2,417,362           41,311
     Armstrong stock                1,401,041         962,800          438,241
     OTC portfolio                     44,812          47,837           (3,025)
     Asset manager                     89,701          94,938           (5,237)
     Asset manager income              15,000          15,593             (593)
     Asset manager growth             142,652         147,541           (4,889)
                                   ----------      ----------         --------
                                   $5,030,551      $4,385,171         $645,380
                                   ==========      ==========         ========

           1993
           ----
     Commingled equity             $  813,795      $  655,416         $158,379
     Specialized equity             2,026,637       1,977,912           48,725
     Armstrong stock                  577,975         579,934           (1,959)
     OTC portfolio                     74,147          74,457             (310)
                                   ----------      ----------         --------
                                   $3,492,554      $3,287,719         $204,835
                                   ==========      ==========         ========

               RETIREMENT SAVINGS PLAN FOR HOURLY-PAID EMPLOYEES
                      OF ARMSTRONG WORLD INDUSTRIES, INC.

                  Notes to Financial Statements, (Continued)


        1992                        Aggregate       Aggregate         Realized
        ----                        ---------       ---------         --------
                                     Proceeds            Cost       Gain (Loss)
                                     --------            ----       ----------
     Commingled equity             $  261,808      $  203,828         $ 57,980
     Specialized equity             1,604,311       1,523,186           81,125
     Armstrong stock                  408,429         402,616            5,813
                                      -------         -------            -----
                                   $2,274,548      $2,129,630         $144,918
                                   ==========      ==========         ========

(4)  Benefits
     --------

     Under terms of the Plan, a participant (or a beneficiary) is eligible for benefits upon retirement, termination of employment, or death before retirement. Disbursement of the total amount credited to a participant's account is payable (i) in a lump sum or (ii) in the case of retirement, in such other manner as requested by the participant and approved by the Plan Administrator. In addition, a participant may elect to withdraw all or any part of his account attributable to his contributions.

     If the amount of a withdrawal exceeds the amount of contributions made by the participant and not previously withdrawn, the participant shall be ineligible to make contributions for a specified period, except that a participant may elect to withdraw all or any portion of his account attributable to tax deductible contributions.

     Under the rules of the Plan, the participant may borrow up to 90 percent of his account, other than amounts attributable to tax deductible contributions or amounts invested in the Armstrong Stock Fund, with the approval of the Plan Administrator. The amount of the loan is transferred to a Loan Reserve pledged as security for the loan and is evidenced by a promissory note payable to the Plan. Interest rates are determined periodically by the Retirement Savings Plan Committee in accordance with prevailing interest rates. The loans are reflected in the Loan Portfolio investment fund. Loan repayments are made by payroll deductions or in a manner agreed to by the employee and the Plan Administrator.

(5)  Obligation for Benefits
     -----------------------

     All the funds of the Plan are held by investing institutions appointed by the Company under a trust agreement or insurance contract. Benefits under the Plan are payable only out of these funds. The Company has no legal obligation to make any direct payment of benefits accrued under the Plan.

     Except as may be provided in an insurance contract, neither the Company nor any investing institution guarantees the funds of the Plan against any loss or depreciation or guarantees the payment of any benefit hereunder. Although the Company has not expressed any intent to terminate the Plan, it may do so at any time. In case of termination or partial termination, the total amount in each employee's account will be distributed as the Plan Administrator directs.

(6)  Federal Income Taxes
     --------------------

     The Internal Revenue Service issued its latest determination letter on November 14, 1989, which stated that the Plan qualifies under the applicable provisions of the Internal Revenue Code and therefore is exempt from federal income taxes. The Plan has been amended to conform with current tax law changes. The amended Plan instruments will be submitted to the Internal Revenue Service for a letter of determination that the Plan continues to qualify as exempt from federal taxes. In the opinion of the Plan administrator, the Plan remains qualified under the applicable provisions of the Internal Revenue Code.

                          Independent Auditors' Report
                          ----------------------------


The Retirement Committee
Armstrong World Industries, Inc.:


We have audited the accompanying statements of net assets of the Retirement Savings Plan for Hourly-Paid Employees of Armstrong World Industries, Inc. as of September 30, 1994 and 1993 and the related statements of changes in plan equity for each of the years in the three-year period ended September 30, 1994. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Retirement Savings Plan for Hourly-Paid Employees of Armstrong World Industries, Inc. as of September 30, 1994 and 1993 and the changes in its plan equity for each of the years in the three-year period ended September 30, 1994, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The fund information in the statements of net assets and the statements of changes in plan equity is presented for purposes of additional analysis rather than to present the net assets and changes in plan equity of each fund. The fund information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

KPMG PEAT MARWICK LLP



Philadelphia, Pennsylvania
January 19, 1995

                                 EXHIBIT INDEX


24   Consent of Independent Auditors

                        Consent of Independent Auditors
                        -------------------------------


The Retirement Committee
Armstrong World Industries, Inc.:


We consent to incorporation by reference in the Registration Statement No. 33-18997 on Form S-8 of Armstrong World Industries, Inc. of our report dated January 19, 1995, relating to the statements of net assets of the Retirement Savings Plan for Hourly-Paid Employees of Armstrong World Industries, Inc. as of September 30, 1994 and 1993 and the related statements of changes in plan equity for each of the years in the three-year period ended September 30, 1994, which report is included herein.

KPMG PEAT MARWICK LLP



Philadelphia, Pennsylvania
March 23, 1995